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                CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference of our report dated February 29, 1996 on our audits of the consolidated financial statements of Boston Technology, Inc. as of January 31, 1996 and 1995, and for the years ended January 31, 1996, 1995 and 1994 which report is included in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-35135, 33-42808, 33-52298, 33-52296,
33-80734, 33-80720, 33-60703 and 33-60707.


                                             By /s/ Coopers & Lybrand L.L.P.
                                                    ------------------------
                                                    Coopers & Lybrand L.L.P.

Boston, Massachusetts
April 26, 1996